Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion and incorporation by reference in this Registration Statement on Form S-3 of our report dated July 21, 2005 relating to the financial statements and financial statement schedule, which appears in AngioDynamics, Inc.’s Annual Report on Form 10-K for the year ended May 28, 2005. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

Albany, New York

May 9, 2006